IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

IN RE: '

STAGE STORES, INC., '                                                                                             CASE NO. 0035078-H2-11

A Delaware Corporation, '

SPECIALTY RETAILERS, INC., '                                                                               CASE NO. 0035079-H2-11

A Texas Corporation, and '

SPECIALTY RETAILERS, INC. (NV), '                                                                      CASE NO. 0035080-H5-11

A Nevada Corporation, '                                                                                                Chapter 11

Debtors and Debtors in Possession. '                                                                               (Jointly Administered Under
                                                                                                                                         Case No. 0035078-H2-11)

ORDER DENYING STAY PENDING APPEAL (doc. # 1686 and 1694),
DENYING DEBTOR=S EXPEDITED MOTION FOR SPECIAL SETTING (doc. #1703), ORDERING KAMINETZKY TO INFORM APPELLATE COURT OF SANCTIONS, AND FOR KAMINETZKY TO SHOW CAUSE
WHY SANCTIONS SHOULD NOT BE IMPOSED

For reasons set forth separately in writing this date, IT IS ORDERED THAT:

  Stay of the Order Confirming the Third Amended Plan of Reorganization of Stage Stores, Inc., Specialty Retailers, Inc., and Specialty Retailers, Inc. (NV) (docket # 1650) is DENIED. The plan may consummated in accordance with the confirmation order.

  Mr. Kaminetzky shall:

    Attach a copy of this order, a copy of the accompanying written reasons, and a copy of Judge Atlas' sanctions order to any request for a stay from a district judge;

    Appear before this Court on September 24, 2001, at 1:00 PM and show cause why sanctions should not be imposed on him for continuing to file rambling, diffuse, pejorative, scandalous, baseless pleadings in violation of FRBP 9011 and this Court's prior admonition. If Mr. Kaminetzky believes that he has complied with FRBP 9011 by making adequate investigation and by limiting this allegations to those appropriate under the rule and the law, he shall be prepared to present evidence at that hearing with respect to the three pleadings referenced in the written reasons issued in support of this order. If Mr. Kaminetzky intends to introduce evidence, he shall provide the Debtor and Creditors' Committee with witness and exhibit lists not later than September 20, 2001. If the Debtor, Creditors' Committee, or others wish to be heard and to present evidence, they provide Mr. Kaminetzky with exhibit and witness lists not later than September 20, 2001. In all cases, copies of exhibits must be attached to the exhibit lists and a copy must be delivered to chambers on September 20, 2001.

  The Debtor shall serve a copy of this order and the accompanying reasons on the Master Service List.

  The Debtor's Expedited Motion for Special Setting (docket # 1703) is DENIED.

Signed: August 22. 2001                                                                   s/ Wesley W. Steen
                                                                                                        WESLEY W. STEEN
                                                                                                        UNITED STATES BANKRUPTCY JUDGE

The Clerk shall serve:
Debtor
Debtor's counsel
Dov Avni Kaminetzky, pro se
Jeff Spiers, counsel for the Unsecured Creditors Committee
United States Trustee
All parties who have filed a notice of appearance and request for notice.
Agreed as to form and content: